                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SteelCloud, Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1).

         1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
         5) Total fee paid:

------------------------------------------------------------------------------
         [ ] Fee paid previously with preliminary materials:

------------------------------------------------------------------------------
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

-----------------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

-----------------------------------------------------------------------------
         3) Filing Party:

-----------------------------------------------------------------------------
         4) Date Filed:

-----------------------------------------------------------------------------

                                STEELCLOUD, INC.
                               1306 Squire Court
                             Dulles, Virginia 20166


Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of SteelCloud, Inc., a Virginia corporation (the "Company") to be held at 10:00 a.m. on May 15, 2003 (the "Annual Meeting"), at its principal executive offices located at 1306 Squire Court, Dulles, Virginia. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on March 14, 2003 (the record date), are entitled to notice of, and to vote at, the Annual Meeting.

The business of the Annual Meeting is to: (i) elect two persons to serve as Class II directors of the Company for a term of three years; (ii) approve the appointment of Grant Thornton, LLP as independent accountants of the Company for the fiscal year ending October 31, 2003, and (iii) consider and transact such other business as may properly and lawfully come before the Annual Meeting.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

                                   Sincerely,

                                   /s/ Thomas P. Dunne
                                   -----------------------------------------
February 28, 2003                  Chairman and Chief Executive Officer

                                STEELCLOUD, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2003
                    TO THE SHAREHOLDERS OF STEELCLOUD, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of SteelCloud, Inc. (the "Company"), will be held at 10:00 a.m. on May 15, 2003, at the principal executive offices of the Company located at 1306 Squire Court, Dulles, Virginia 20166, for the following purposes:

         1. To elect two Class II directors to serve for the following three years and until their successors are duly elected and qualified;

         2. To approve the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2003;

         3. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 15, 2003, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at the above address.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the Continental Stock Transfer & Trust Company is 17 Battery Place, New York, New York 10004.

WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                       By Order of the Board of Directors
February 28, 2003                      /s/ Thomas P. Dunne
Dulles, Virginia                       Chairman and Chief Executive Officer

                                     [LOGO]

                         Annual Meeting of Shareholders
                                  May 15, 2003

               --------------------------------------------------

                                PROXY STATEMENT

               --------------------------------------------------


The enclosed proxy is solicited on behalf of the Board of Directors of SteelCloud, Inc. (the "Company") for the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. on May 15, 2003 at the Company's headquarters, located at 1306 Squire Court, Dulles, Virginia 20166, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about March 20, 2003 to all shareholders entitled to vote at the meeting.

                               GENERAL INFORMATION

Record Date; Outstanding Shares

Only shareholders of record at the close of business on March 14, 2003 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of February 28, 2003 consisted of 10,049,109 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see "Securities Ownership of Certain Beneficial Owners and Management."

Voting of Proxies and Revocability

All shares presented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINESS FOR DIRECTORS LISTED UNDER THE CAPTION "ELECTION OF DIRECTORS"; AND FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED OCTOBER 31, 2003. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company's transfer agent, Continental Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

The Company has not received any shareholder proposals for inclusion in this proxy statement. If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

Required Vote

The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected, however shareholders do not have a right to cumulate their votes for directors. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for the approval of Grant Thornton to act as the independent accountants for the fiscal year ending October 31, 2003 and for any other matter that may properly come before the meeting.

THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE AND THE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy, or electronic mail. We have hired Continental Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $1,800.00.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Deadline for Receipt of Stockholder Proposals

Proposals of shareholders of the Company, which are intended to be presented, by such shareholders at the Company's 2003 annual meeting must be received by the Company no later than February 15, 2004 in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Chief Financial Officer and delivered to the Company's principal executive offices at 1306 Squire Court, Dulles, Virginia 20166.

Annual Report

The Company's Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered to be part of the proxy soliciting materials.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

General

The Directors of the Company are divided into three classes with staggered terms. Two Directors, the Class II Directors, were elected at the 1999 Annual Meeting to serve three year terms. Five Directors, one Class I Director, one Class II Director and three Class III Directors, were elected at the 2000 Annual Meeting. Two Directors, the Class I Directors, were elected at the 2001 Annual Meeting to serve three-year terms and until their successors are elected and duly qualified. James Bruno and VADM A. Burkhalter, Jr. USN have been nominated by the Board of Directors for re-election to the Board of Directors as Class II Directors at the 2002 Annual Meeting. Unless authorization is withheld, the persons named, as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.

In fiscal year 2002, the Board of Directors met 6 times. All directors attended at least 75% of the meetings.

Shareholder Vote Required

The affirmative vote of a plurality of shares of common stock present in person or by proxy at the Annual Meeting will be required to approve the appointment of each director.

         The Board of Directors recommends that shareholders vote "For" each of the Nominees.

Directors and Executive Officers

Set forth below is certain information regarding the directors, including the nominees, and executive officers of the Company:

------------------------------- ---- ------------------------------------------
Name                            Age  Position
------------------------------- ---- ------------------------------------------
Thomas P. Dunne                 60   Chairman of the Board, Chief Executive
                                     Officer, Class III Director

------------------------------- ---- ------------------------------------------
Edward Spear                    55   President, Chief Operating Officer,
                                     Class III Director, Secretary
------------------------------- ---- ------------------------------------------
Kevin M. Murphy                 31   Vice President, Finance & Administration,
                                     Assistant Secretary
------------------------------- ---- ------------------------------------------
Brian Hajost                    46   Executive Vice President

------------------------------- ---- ------------------------------------------
Jay Kaplowitz                   56   Class I Director

------------------------------- ---- ------------------------------------------
Richard Prins                   45   Class I Director

------------------------------- ---- ------------------------------------------
James Bruno                     67   Class II Director (nominee)

------------------------------- ---- ------------------------------------------
VADM E. A. Burkhalter, Jr. USN  73   Class II Director (nominee)

------------------------------- ---- ------------------------------------------
Benjamin Krieger                64   Class III Director
------------------------------- ---- ------------------------------------------

All Directors are elected to staggered three-year terms. Each Director holds office until a successor is elected and qualified unless the Director dies, resigns, or is removed from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. There are currently seven Directors on the Company's Board of Directors. Set forth below is a biographical description of each Director and Officer of the Company:

Thomas P. Dunne has been Chairman and Chief Executive Officer of SteelCloud, Inc. since he founded the Company in 1987. From 1982 to 1987, Mr. Dunne was the Director of Sales of Syntrex, Inc., a corporation that supplies computer hardware and software to the legal profession. Prior thereto, Mr. Dunne spent 12 years with the computer division of Perkin Elmer Corporation, where he held several positions, including Director of North American Sales.

Edward Spear has been President, Chief Operating Officer, Secretary and a Class III Director of the Company since September 2000. Prior to his current position he held various positions within Operations for the Company since 1995. From 1992 to 1994 Mr. Spear owned and operated his own retail business. From 1989 to 1992, Mr. Spear was Vice President of Operations for NRM Steelastic, a company engaged in the manufacture of capital equipment. Prior thereto, Mr. Spear was Vice President of C3, Inc., a federal computer systems integrating company, which he joined in 1974.

Kevin M. Murphy has been Vice President of Finance and Administration and Assistant Secretary of the Company since May 2000. Prior to his current position, Mr. Murphy served as Chief Accounting Officer and Controller of the Company. Prior thereto, Mr. Murphy was employed by Ernst & Young, LLP where he served as a manager in the audit practice. Mr. Murphy holds a Bachelor of Business Administration degree from James Madison University. He is also a Certified Public Accountant.

Brian H. Hajost has been Executive Vice President in charge of sales, marketing and investor relations since June 2001. Mr. Hajost has spent 23 years in high tech, the last 15 years in the enterprise software field. He has held various executive and management jobs with TREEV, CheckFree/SSI, Wang, GEISCO, and Docutel/Olivetti. Mr. Hajost graduated with a Bachelor of Science degree in Industrial Marketing from Miami University, Oxford, Ohio.

Jay M. Kaplowitz has been a Class I Director since September 2000. Mr. Kaplowitz is a founding partner of the law firm Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's Securities Counsel in the United States. Mr. Kaplowitz has more than twenty-five years experience in corporate, banking and securities law. He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings. He received a JD from Boston University, and a BA from Brooklyn College, City University of New York.

Richard Prins has been a Class I Director since June 2001. Mr. Prins has over 18 years experience in public and private equity related financings and mergers and acquisitions. He is currently Senior Vice President and the Director of Investment Banking at Ferris, Baker Watts, Inc. Prior to joining FBW in 1996, Mr. Prins served as Senior Vice President and Managing Director for the Investment Banking Division of Crestar Securities Corporation. Before joining Crestar in 1988, he spent five years with a leverage buyout group, The Tuscarora Corporation. He holds a Bachelor of Arts degree from Colgate University and a Master of Business Administration from Oral Roberts University. Mr. Prins currently serves on the Board of Directors of Startec Global Communications Corp. (NASDAQ: STGC) and Amphastar, Inc.

James Bruno has been a Class II Director of the Company since September 2000. Mr. Bruno was formerly President of Syntrex Corporation, prior to which he served as President of the Computer Division of Perkin Elmer Corporation. He had formerly served in various management positions with Electronic Associates, Inc. Mr Bruno has extensive experience in the computer industry, as well as corporate acquisitions. He has served as a consultant to SteelCloud, Inc. in 1998 and 1997.

Vice Admiral E. A. Burkhalter, Jr., USN (Ret.) has been a Class II Director of the Company since January 1997. Mr. Burkhalter is currently the President of Burkhalter Associates, Inc.; a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry. Mr. Burkhalter spent 40 years as a member of the United Stated Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff. He is currently the Chairman of the Attorney General's Policy Advisory Panel for Law Enforcement Technology, a member to the Defense Intelligence Agency Leadership Council. He is also a trustee of the US Naval Academy Foundation, and president of the Benedictine Foundation.

Benjamin Krieger Benjamin W. Krieger has been a Class III Director of the Company since September 1999. Mr. Krieger is currently a partner with WhiteKnight Solutions, LLC, a business consulting firm that specializes in acquisitions, divestitures and strategic alliances. Mr. Krieger was formerly a partner with Corporate Development International, an international company search firm, where he specialized in the pulp and paper, packaging, graphic arts and distribution industries. Prior to CDI, he was President, CEO and a Director of Ris Paper Company. Mr. Krieger began his career with the Mead Corporation where he was promoted through the Company during his 25 year tenure.

Committees of the Board

The Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are James Bruno, VADM Burkhalter and Dick Prins. The Audit Committee is composed of independent directors, as defined by Rule 4200 (a) (14) of the National Association of Securities Dealers, Inc. The Audit Committee functions pursuant to a written charter, which was adopted by the Board in fiscal 2001. The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the independent auditors of the Company and with the officers of the Company, reviewing with the officers of the Company the scope and nature of the Company's internal accounting controls and reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations. During fiscal 2002, the Audit Committee met on four occasions.

The Board of Directors has a Compensation Committee (the "Compensation Committee"), the members of which are James Bruno, VADM Burkhalter and Ben Krieger. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, determining compensation packages for the Chief Executive Officer and the President and Chief Operating Officer of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1997 and 2002 Incentive Stock Option Plans (the "Stock Option Plans"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), and recommending to the Board of Directors changes to such plans. The Compensation Committee met once during fiscal 2002.

The Board of Directors has an Executive Committee (the "Executive Committee"), the members of which are Thomas P. Dunne, Edward Spear and James Bruno. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee met twice during fiscal 2002.

Compensation of Directors

The Company has not paid and does not presently propose to pay, cash compensation to any Director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings. In September 2000, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $1.22 per share. The Company believes the exercise price of $1.22 per share was the fair market value at the time of the grants. In August 2001, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $0.66 per share. The Company believes the exercise price of $0.66 per share was the fair market value at the time of the grants. In January 2003, the Company granted each of its outside Directors a stock option to purchase 25,000 shares of the Company's common stock at an exercise price of $1.05 per share. The Company believes the exercise price of $1.05 per share was the fair market value at the time of grants. All of the options granted to the outside directors were pursuant to the Company's 1997 Stock Option Plan described below.

Executive Compensation

The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who were paid in excess of $100,000 ("Named Officers").

                           Summary Compensation Table

------------------------------------------- ---- -------------------- ----------
   Name and Principal Position                   Annual Compensation
------------------------------------------- ---- -------------------- ----------
                                                                       Number of
                                                                        Options
                                            Year Salary ($) Bonus ($)   Granted
------------------------------------------- ---- ---------- --------- ----------
Thomas P. Dunne                             2002  $240,000     -0-        40,000
Chairman and Chief Executive Officer        2001  $240,000     -0-       200,000
                                            2000  $240,000     -0-           -0-
------------------------------------------- ---- ---------- --------- ----------
Edward Spear                                2002  $200,000     -0-        30,000
President and Chief Operating Officer       2001  $200,000     -0-           -0-
Secretary                                   2000  $200,000     -0-       200,000
------------------------------------------- ---- ---------- --------- ----------
Kevin M. Murphy                             2002  $150,000     -0-        20,000
Vice President, Finance and Administration  2001  $125,000     -0-           -0-
Assistant Secretary                         2000  $125,000     -0-        50,000
------------------------------------------- ---- ---------- --------- ----------
Brian H. Hajost                             2002  $170,000     -0-        16,000
Executive Vice President                    2001 $65,385(1)    -0-       250,000
------------------------------------------- ---- ---------- --------- ----------

         (1) Commenced employment June 18, 2001.

                        Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted to each of the named officers in the Summary Compensation Table for the fiscal year ending October 31, 2002:

---------------------- ------------- ----------------- ------------ ------------- ---------------------------------
                                   Percentage of
                                    Total of
                                    Options
                        Number of   Granted to
                         Shares     Employees                                  Potential Realizable Value at
                       Underlying   During          Exercise                   Assumed Annual Rates of Stock
                        Options     Fiscal         price per    Expiration      Price Appreciation for Option
    Name                Granted      Year            share         Date                Term (1)
---------------------- --------- ----------------- ------------ ------------- ---------------------------------
                                                                                   5%                10%
---------------------- --------- ----------------- ------------ ------------- --------------- -----------------
Thomas P. Dunne          40,000        12%            $1.20       1/21/07          $11,493          $ 25,397
---------------------- --------- ----------------- ------------ ------------- --------------- -----------------
Edward Spear             30,000         9%            $1.20       1/21/07          $ 8,620          $ 19,048
---------------------- --------- ----------------- ------------ ------------- --------------- -----------------
Kevin M. Murphy          20,000         6%            $1.20       1/21/07          $ 5,747          $ 12,699
---------------------- --------- ----------------- ------------ ------------- --------------- -----------------
Brian H. Hajost          16,000         5%            $1.20       1/21/07          $ 4,597          $ 10,159
---------------------- --------- ----------------- ------------ ------------- --------------- -----------------

(1) The amounts shown in these columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of stock price appreciation are set by the Securities and Exchange Commission's executive compensation disclosure rules and are not intended to forecast appreciation of the Common Stock.

                          Fiscal Year-End Option Values

The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of October 31, 2002. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of October 31, 2002.

-------------------------- ------------------------------------------------ -------------------------------------
                            Number of Shares Subject to Unexercised Options  Value of In-the-Money Options at
                                           at Fiscal Year-End                      Fiscal Year End (1)
-------------------------- ----------------------- ------------------------ ------------------- -----------------
  Name                           Exercisable            Unexercisable           Exercisable       Unexercisable
-------------------------- ----------------------- ------------------------ ------------------- -----------------
Thomas P. Dunne                    90,000                  150,000                $11,500            $34,500
-------------------------- ----------------------- ------------------------ ------------------- -----------------
Edward Spear                      207,917                   37,083                   -                  -
-------------------------- ----------------------- ------------------------ ------------------- -----------------
Kevin M. Murphy                    85,417                    9,583                   -                  -
-------------------------- ----------------------- ------------------------ ------------------- -----------------
Brian H. Hajost                    50,000                  187,500                $24,500            $91,875
-------------------------- ----------------------- ------------------------ ------------------- -----------------

(1) Based on the closing bid price of the Company's Common Stock of $1.04 per share on October 31, 2002.


Employment Agreements

The Company has an employment agreement with Thomas P. Dunne. The agreement for Mr. Dunne has a term of three years commencing April 1997 and automatically renews for additional one year terms unless terminated by either the Company or the employee. The agreement provides for a $240,000 salary and a bonus at the discretion of the Company's Board of Directors. The bonus may not exceed the lesser of 5% of the Company's pre-tax income for the preceding fiscal year or $250,000.

Incentive Stock Option Plan

Under the Company's 1997 Stock Option Plan (the "1997 Option Plan"), options to purchase a maximum of 2,750,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of February 28, 2003 there were 2,451,172 options to purchase shares of common stock outstanding pursuant to the Option Plan.

Under the Company's 2002 Stock Option Plan (the "2002 Option Plan"), options to purchase a maximum of 750,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of February 28, 2003 there were 750,000 options to purchase shares of common stock outstanding pursuant to the Option Plan.


Employee Stock Purchase Plan

In August, 1998, the Board adopted an Employee Stock Purchase Plan (the "Purchase Plan") whereby employees may purchase Company stock through a payroll deduction plan. The purchase price of the stock is 85% of the market price. All employees, including officers but not directors, are eligible to participate in this plan. None of the Named Officers participated in this plan during fiscal 2002. Executive officers whose stock ownership of the Company exceeds five percent of the outstanding common stock are not eligible to participate in this plan.

Retirement Plans

The Company established a discretionary contribution plan effective May 1, 1999 (the "401(k) Plan") for its employees who have completed one month of service with the Company. The 401(k) Plan is administered by Fidelity Investments and permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), up to the maximum allowable contributions as determined by the Code. The Company may match participants' contributions on a discretionary basis. In fiscal 2002, the Company contributed $.50 for each $1.00 contributed by the employee up to a maximum of 6% of the employee's annual compensation.

Compensation Committee Interlocks and Insider Participation

The Company's Board of Directors has a Compensation Committee comprised of James Bruno, VADM Burkhalter and Ben Krieger. All Compensation committee members are independent pursuant to Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc.

Board Audit Committee Report

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended October 31, 2002 with management and has received the written disclosures and the letter from Grant Thornton LLP, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Grant Thornton the Company's audited financial statements for the fiscal year ended October 31, 2002, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Grant Thornton and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002. The members of the Audit Committee are VADM Burkhalter, Jr., James Bruno and Richard Prins. Each of the above named Audit Committee members is an independent director as defined by Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc.

Board Compensation Committee Report on Executive Compensation

The Company's officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company's financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through an employee stock purchase plan in which key employees, who own less than 5% of the outstanding stock, are eligible to participate. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonus plan financial performance goals and bonus plan allocations. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the computer and other relevant industries.

Mr. Dunne, pursuant to his employment agreement is eligible for a financial performance bonus of up to 5% of pre-tax income of the Company, not to exceed $250,000.

Stock Performance Graph

The graph below provides an indicator of cumulative total return on the Company's common stock as compared with the Russell 3000 Index and the Nasdaq Computer and Data Index during the period from November 1, 1997 through the end of fiscal 2002. The graph shows the value, at the end of each fiscal quarter, or $100 invested in the Company's common stock or the indices on November 1, 1997 and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company's common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.

                    SteelCloud, Inc. Stock Performance Chart

                              [PERFORMANCE GRAPH]



  Measurement     SteelCloud                     Russell 3000           Nasdaq
   Period       Closing Price*  SCLD    R3000 CP   Index       NICP      Index
------------------------------------------------------------------------------
  Nov-97......      8.25        97.06   533.080    113.26     664.950   111.80
  Feb-98......      8.31        97.80   583.580    123.99     761.300   128.00
  May-98......      8.06        94.86   601.060    127.71     742.880   124.91
  Aug-98......      3.50        41.88   514.670    109.35     713.800   120.02
  Oct-98......      2.88        33.82   590.080    125.37     857.760   144.22
  Jan-99......      4.19        49.29   686.630    145.89    1371.800   230.65
  Apr-99......      2.09        24.59   715.490    152.02    1293.830   217.54
  Jul-99......      2.75        32.35   712.370    151.36    1365.120   229.53
  Oct-99......      1.19        14.00   726.500    154.36    1613.720   271.33
  Jan-00......      2.63        30.88   761.730    161.84    2212.470   372.00
  Apr-00......      2.44        28.68   797.060    169.35    2253.900   378.97
  Jul-00......      1.75        20.59   781.090    165.96    2243.840   377.27
  Oct-00......      1.00        11.76   788.020    167.43    1986.810   334.06
  Jan-01......      1.19        14.00   749.980    159.35    1475.980   248.17
  Apr-01......      0.53         6.24   686.120    145.78    1061.150   178.42
  Jul-01......      0.70         8.24   665.490    141.40    1008.740   169.61
  Oct-01......      0.85        10.00   582.220    123.70     821.640   138.15
  Jan-02......      3.23        38.00   625.600    132.92    1004.310   168.86
  Apr-02......      2.87        33.76   604.130    128.36     794.330   133.56
  Jul-02......      1.90        22.35   508.120    107.96     621.100   104.43
  Oct-02......      1.04        12.24   490.950    104.31     622.070   104.59

Amount invested.  100.00

* all figures are closing prices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of the Company. As of the date hereof the Company had 10,049,109 shares of its common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

                                                               Percentage of
                                    Number of Shares of         Outstanding
   Name and Address of                 Common Stock            Common Stock
   Beneficial Owner (1)              Beneficially Owned      Beneficially Owned
------------------------------      -------------------      ------------------

Thomas P. Dunne (2)...........          2,449,375                 23.6%
Edward Spear (3)..............            207,917                  2.0%
Kevin M. Murphy (4)...........            100,417                     *
Brian Hajost (5)..............             78,500                     *
James Bruno (6)...............             78,000                     *
VADM E.A. Burkhalter (7)......            125,000                     *
Benjamin Krieger (7)..........            100,000                     *
Richard Prins (7).............             50,000                     *
Jay M. Kaplowitz (7)..........             50,000                     *
                               ------------------------------------------------

All Executive Officers
 and Directors as a
 Group (8 persons)(2)-(7).....         3,239,209                  32.2%
-----------------

o        persons less than 1%

(1) The address of each of such individuals is c/o SteelCloud, Inc., 1306 Squire Court, Dulles Virginia 21066.

(2) Includes: (i) 240,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, (ii) 145,000 shares of common stock held in trust for Mr. and Mrs. Dunne's children, pursuant to which Mr. Dunne is the Trustee, and (iii) 434,334 shares of Common Stock held by Claudia Dunne, Mr. Dunne's wife, of which Mr. Dunne disclaims beneficial ownership. Does not include 150,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(3) Shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan. Does not include 37,083 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(4) Includes 85,417 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan. Does not include 9,583 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(5) Includes 50,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock option Plan. Does not include 150,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(6) Includes 50,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock option Plan. Does not include 25,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(7) Represents shares of the Company's Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan. Does not include 25,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan to each individual, which are not exercisable within the next sixty days from the date hereof.



Certain Transactions

During the fiscal year ended October 31, 2002, the Company paid $60,000 to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP in connection with legal services. Mr. Kaplowitz, a member of SteelCloud, Inc.'s Board of Directors, is a partner at Gersten, Savage, Kaplowitz, Wolf & Marcus LLP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended October 31, 2001, its executive officers, directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

             RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
                           AS INDEPENDENT ACCOUNTANTS
                                  (Proposal 2)

Subject to ratification by the shareholders, the Board of Directors appointed Grant Thornton LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 2003.

Audit Fees. The Company engaged Grant Thornton as its independent accountants in October 2002. In connection with the audit of the Company's annual financial statements for fiscal year 2002, Grant Thornton billed the Company approximately $79,000.

Financial Information Systems Design and Implementation Fees and All Other Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered during fiscal year 2002 relating to the review of the Company's tax returns, audit of the Company's pension plans, consultations on accounting standards and other miscellaneous services was $3,000.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Grant Thornton's independence.

Fiscal 2002 was the first year that Grant Thornton LLP has audited the Company's financial statements.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL ISSUES

On October 10, 2002, SteelCloud, Inc. (the "Company") dismissed Ernst & Young LLP ("E&Y") as its independent certified public accountants. During the fiscal years ended October 31, 2001 and 2000 the reports by Ernst & Young LLP on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to October 10, 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, other than the matter discussed below.

As discussed on the Company's quarterly financial conference call held on June 6, 2002, during the quarter ended April 30, 2002, the Company and Ernst & Young LLP had a difference of opinion with respect to revenue recognition relating to a contractual arrangement between the Company and one of its customers for the delivery of assembled computer units. The arrangement provides the customer with the ability to order and pay for certain components to be included in the units prior to delivery of the completed units. Ernst & Young LLP concluded that the payments received from the customer relating to such components should be deferred and recognized as revenue concurrent with the delivery of the completed units as delivery of the components had not yet occurred, and there remained services to be rendered and obligations to be satisfied. Ernst & Young LLP discussed this matter with members of the Audit Committee and members of the Board of Directors. After management discussed Ernst & Young LLP's opinion with members of the Company's Audit Committee, the Company accepted Ernst & Young LLP's opinion and adopted the accounting treatment suggested by Ernst & Young LLP with respect to revenue recognition in connection with this matter and does not continue to have a difference of opinion with Ernst & Young with respect to this matter.

On October 11, 2002, upon receipt of approval of the Audit Committee of the Company's Board of Directors, the Company engaged Grant Thornton LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through October 11, 2002, the Company did not consult with Grant Thornton LLP on any accounting or auditing issues.

         The Company has authorized Ernst & Young LLP to respond fully to any inquiries of Grant Thornton LLP concerning the subject matter discussed above.


Shareholder Vote Required

The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to ratify the Board of Director's selection of Grant Thornton LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
            RATIFY GRANT THORNTON, LLP AS THE COMPANY'S INDEPENDENT
                       ACCOUNTANTS FOR THE ENSUING YEAR.

                                  OTHER MATTERS

There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/  Thomas P. Dunne
                                           Chairman and Chief Executive Officer
February 28, 2003
Dulles, Virginia

                                SteelCloud, Inc.
                  Annual Meeting of Shareholders--May 15, 2003
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Edward Spear, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of SteelCloud, Inc., to be held at the Company's principal executive offices located at 1306 Squire Court, Dulles, Virginia, on May 15, 2003 at 10:00 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated February 28, 2003 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of SteelCloud, Inc.'s Board of Directors.

1. To elect two Class II directors to serve until the 2005 Annual Meeting of Shareholders.

         - James Bruno              - VADM E. A. Burkhalter, Jr. USN

            |_| FOR ALL NOMINEES       |_| WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:


__________________________________________________________________

2. To ratify the appointment of Grant Thornton LLP as the Company's independent accountants for the ensuing year.

                     |_| FOR    |_| AGAINST    |_| ABSTAIN


3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                        Date:                                         , 2003
                             -----------------------------------------



                                 (Print name of Shareholder)



                                 (Print name of Shareholder)



                                 Signature




                                 Signature

                        Number of Shares
                        Note: Please sign exactly as name appears in the
                              Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

      PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.